UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2019

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001‑37379	14‑1961545
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1624 Market Street,  Suite 311

Denver,  Colorado 80202

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624‑2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communication pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communication pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b‑2 of the Securities Exchange Act of 1934 (17 CFR §240.12b‑2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STKS	Nasdaq

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2019, the Company entered into an employment agreement with Emanuel Hilario that replaced his prior employment agreement. The term of the agreement is four years and extends automatically for additional one-year periods unless either party provides 90 days written notice prior to the commencement of the renewal term. The Company’s written notice of non-renewal constitutes its termination of the agreement without cause. Mr. Hilario will initially receive an annual base salary of $500,000, and thereafter, he will receive such increases (but no decreases) in his base salary as the Company’s board of directors (the “Board”) or compensation committee approves. Mr. Hilario is eligible to receive a bonus for each calendar year during the term of the agreement in an amount targeted at 100% of his then-effective annual base salary, based in part upon achievement of individual and corporate performance objectives as determined by the Board. Mr. Hilario is eligible to receive a bonus in excess of the targeted bonus if the Company’s performance exceeds 100% of the targeted goals, and a bonus below the target amount will be payable if actual performance equals at least a minimum threshold, each as approved by the Board in consultation with Mr. Hilario at the time the annual performance goals are established. Whether Mr. Hilario receives a bonus, and the amount of any bonus, will be determined by the Board in its sole and absolute discretion, except that any portion of the bonus that the Board determines to be based on targeted goals will be considered non-discretionary and payable based on achievement of those goals.

For a period of 18 months after the date on which his employment is terminated for any reason, Mr. Hilario is prohibited from (a) engaging in any competing business within any geographic area where the Company or its subsidiaries conducts, or plans to conduct, business at the time of his termination, (b) persuading or attempting to persuade any customer, prospective customer or supplier to cease doing business with the Company or its affiliates or reduce the amount of business it does with the Company or its affiliates, (c) persuading or attempting to persuade any service provider to cease providing services to the Company or its affiliates, or (d) soliciting for hire or hiring for himself or for any third party any service provider unless such person’s employment was terminated by the Company or any of its affiliates or such person responded to a “blind advertisement.”

Mr. Hilario is entitled to severance under the agreement as follows:

•

If the employment agreement is terminated by the Company for cause or by Mr. Hilario without good reason (as those terms are defined in the employment agreement), or if Mr. Hilario dies or becomes disabled, the Company must pay him (or his estate) any earned but unpaid salary, any unpaid portion of the bonus from the prior year, any accrued vacation time, any vested benefits he may have under any employee benefit plan, and any unpaid expense reimbursement accrued through the date of termination (the “Accrued Obligations”).

•

If the employment agreement is terminated (i) by the Company without cause or (ii) by Mr. Hilario for good reason, then the Company must pay Mr. Hilario: (1) the Accrued Obligations earned through the date of termination; (2) an amount of his base salary equal to his current base salary over an 18 month period; (3) an amount of his bonus compensation equal to a monthly amount equal to one-twelfth of the target bonus for an 18 month period based on year-to-date performance as determined by the Board in good faith, payable when other senior executives receive their annual bonuses for such year, and in no event later than March 15 of the year following the year in which the termination occurs (to the extent milestones for such bonus have not yet been agreed upon as of the termination, reference will be made to the milestones established for the prior year); (4) any equity awards that vest over time and are unvested as of the termination date will be accelerated such that the portion of the equity awards that would have vested in the following 18 month period will vest as of the termination date; and (5) an amount equal to the “COBRA” premium for as long as Mr. Hilario and, if applicable, his dependents are eligible for COBRA, subject to a maximum of 18 months.

•

Notwithstanding anything in the employment agreement to the contrary, if Mr. Hilario’s employment is terminated within 24 months following a change of control and upon the fulfillment of certain other conditions, Mr. Hilario will be entitled to receive his severance in a lump sum; provided, however, that if such lump sum severance payment, either alone or together with other payments or benefits, either cash or non-cash, that Mr. Hilario has the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to Mr. Hilario under any plan for the benefit of employees, would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), then the lump sum severance payment or other benefit shall be reduced to the largest amount that will not result in receipt by Mr. Hilario of an excess parachute payment. The determination of the amount of the payment described in this bullet point will be made by the Company’s independent auditors at the sole expense of the Company.

The employment agreement is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Employment Agreement between Emanuel Hilario and The ONE Group Hospitality, Inc. dated September 3, 2019

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Emanuel Hilario and The ONE Group Hospitality, Inc. dated September 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2019	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Linda Siluk
	Name:	Linda Siluk
	Title:	Chief Administrative Officer